UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO        64111

(Address of Principal Executive Offices)      (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01	Entry into a Material Definitive Agreement

On September 7, 2005, at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of H&R Block, Inc. (the "Company"), the shareholders approved and adopted the H&R Block, Inc. Executive Performance Plan, as amended (the "Executive Performance Plan"). Attached hereto as Exhibit 10.1 is a copy of the full text of the Executive Performance Plan, which text is incorporated herein by this reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 7, 2005, at the Annual Meeting, each of the following individuals was elected to serve as a Class I director of the Company for a three-year term expiring in 2008:  Thomas M. Bloch, Mark A. Ernst, David Baker Lewis and Tom D. Seip.

Also, effective at the Annual Meeting, G. Kenneth Baum retired as a director of the Company, having reached the mandatory retirement age for directors under the Company's Corporate Governance Guidelines.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	H&R Block, Inc. Executive Performance Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 7, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1	H&R Block, Inc. Executive Performance Plan, as amended